UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington,  D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): November 22, 2019

Sanchez Midstream Partners LP

(Exact name of registrant as specified in its charter)

Delaware	001-33147	11-3742489
(State or other jurisdiction of	(Commission	(IRS Employer
incorporation)	File Number)	Identification No.)

1000 Main Street, Suite 3000
Houston, TX	77002
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (713) 783-8000

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Units representing limited partner
interests	SNMP	NYSE American

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01Entry into a Material Definitive Agreement.

On November 22, 2019, Sanchez Midstream Partners LP (the “Partnership”), as borrower, entered into that certain Ninth Amendment to Third Amended and Restated Credit Agreement with Royal Bank of Canada, as administrative agent and collateral agent (the “Agent”) and the lenders party thereto (the “Credit Agreement Amendment”). Pursuant to the Credit Agreement Amendment, the parties agreed to, among other things: (a) extend the maturity date from March 31, 2020 to September 30, 2021; (b) amend the initial aggregate commitment amount under the first lien revolving credit facility to $20.0 million, subject to optional termination and reduction described below (the “Maximum Revolving Credit Amount”); (c) provide that the Partnership may at any time terminate, or from time to time reduce, the Maximum Revolving Credit Amount then in effect, provided that (i) any such reduction is an amount not less than $1 million, and (ii) following such reduction, the Revolving Credit Exposure (as defined in the Credit Agreement Amendment) does not exceed the Maximum Revolving Credit Amount; (d) amend the initial aggregate commitment amount under the first lien term loan facility (the “Term Loan Facility”) to $155.0 million, subject to quarterly amortization and other mandatory prepayments described below; (e) amend the letter of credit sublimit under the revolving credit facility such that it is the least of (i) $2.5 million, (ii) the Maximum Revolving Credit Amount and (iii) the lesser of (A) the positive difference, if any, of the Borrowing Base (as defined in the Credit Agreement Amendment) minus the aggregate outstanding principal amount of the term loans and (B) the Maximum Revolving Credit Amount; (f) starting with the fiscal quarter ending December 31, 2019, require the Partnership to make mandatory amortizing payments of outstanding principal on the Term Loan Facility of $10 million per fiscal quarter; and (g) amend the Total Net Debt to Adjusted EBITDA (each term as defined in the Credit Agreement Amendment) ratio covenant to be less than 3.50 to 1.00 as of the last day of any fiscal quarter commencing with the fiscal quarter ending December 31, 2019.

The Partnership also agreed to pay fees and expenses of the Agent in connection with the Credit Agreement Amendment. The foregoing description of the Credit Agreement Amendment does not purport to be complete and is qualified in its entirety by reference to such document, which is filed as Exhibit 10.1 hereto and incorporated herein by reference.

Item 2.03Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

A description of the Credit Agreement Amendment is included in Item 1.01 above and incorporated herein by reference.

Item 9.01Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Exhibit

10.1

Ninth Amendment to Third Amended and Restated Credit Agreement dated as of November 22, 2019, between Sanchez Midstream Partners LP, the lenders party thereto and Royal Bank of Canada, as Administrative Agent and as Collateral Agent.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SANCHEZ MIDSTREAM PARTNERS LP
By: Sanchez Midstream Partners GP LLC, its general partner

Date: November 25, 2019	By:	/s/ Charles C. Ward
Charles C. Ward
Chief Financial Officer and Secretary

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